UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Venture Suite 150, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	NASDAQ Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☒.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐.

Securities Act registration statement file number to which this form relates: Form 1-A, File No. 024-10557

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

ShiftPixy, Inc. (the “Company”), inadvertently filed a Registration Statement on Form 8-A12G, with exhibits (File No. 000-55719), with the Securities and Exchange Commission (the “Commission”) on November 25, 2016 (the “8-A12G Registration Statement”). As the Company is in the process of applying for a listing on the NASDAQ Capital Market, a national securities exchange, the correct filing is on this Form 8-A12B. Accordingly, it is this Form 8-A12B and not the Form 8-A12G Registration Statement previously filed that the Company requests that the Commission declare effective after the Form 1-A is qualified and when the Commission receives the required documentation from NASDAQ Capital Markets and any other documentation or filing necessary to have this Registration Statement on Form 8-A12B declared effective.

Item 1. Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.0001 per share, of ShiftPixy, Inc., a Wyoming corporation (the “Registrant”), is qualified in its entirety by reference to the full text of the Articles of Incorporation, Amendment to Articles of Incorporation and Bylaws of the Registrant, which are set forth as Exhibits 2.1, Exhibit 2.3, and 2.2, respectively, and are incorporated herein by reference.

A description of the Registrant’s common stock is set forth under “Description of Securities” in the Registrant’s registration statement on Form 1-A (File No. 024-10557), initially filed with the U.S. Securities and Exchange Commission on May 31, 2016 and anticipated to be qualified on or about November 28, 2016.

Item 2. Exhibits.

Exhibit No.	Description

2.1	Articles of Incorporation of the Registrant *

2.2	By-laws of the Registrant *

2.3	Amended Articles of Incorporation of the Registrant **

_____________

* Previously filed and incorporated by reference from Registrant’s Form 1-A/A filed August 16, 2016, File No. 024-10557

** Previously filed and incorporated by reference from Registrant’s Form 1-A/A filed October 17, 2016, File No. 024-10557

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ShiftPixy, Inc.

Date: November 28, 2016	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer

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